As filed with the Securities and Exchange Commission on ______________, 2018
Registration No. 333-226165

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Standard Diversified Inc.
(Exact name of registrant as specified in its charter)

Delaware	56-1581761
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

155 Mineola Boulevard Mineola, NY 11501 (516) 248-1100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ian Estus
President and Chief Executive Officer
Standard Diversified Inc.
155 Mineola Boulevard
Mineola, NY 11501
(516) 248-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Statement

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) filed by Standard Diversified Inc., a Delaware corporation (the “Company”), deregisters all shares of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), warrants, rights and units that had been registered for issuance under the Company’s Registration Statement on Form S-3 (File No. 333-226165) (the “Terminated Registration Statement”) and that remain unsold upon the termination of the offering of shares of Common Stock covered by the Terminated Registration Statement.

On November 11, 2018, the Company filed a Registration Statement on Form S-3 registering the offering of up to $25,000,000 of Common Stock, warrants, rights and units (the “New Registration Statement”).  The New Registration Statement is replacing the Terminated Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mineola, State of New York, on December 4, 2018.

STANDARD DIVERSIFIED INC.

By:	/s/ Ian Estus
Ian Estus
President and Chief Executive Officer